Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

OF

CNX COAL RESOURCES LP

The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of CNX Coal Resources LP (the “Limited Partnership”) pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is CNX Coal Resources LP.

SECOND: The Amended and Restated Certificate of Limited Partnership shall be amended by deleting Article 1 in its entirety and substituting, in lieu thereof, a new Article 1 as follows:

“1. Name. The name of the limited partnership is CONSOL Coal Resources LP.”

THIRD: This amendment of the Amended and Restated Certificate of Limited Partnership shall become effective on November 28, 2017 at 7:00 a.m.

[signature page follows]

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment on this 27th day of November, 2017.

CNX COAL RESOURCES LP

By:	CNX COAL RESOURCES GP LLC, its General Partner

	By:	/s/ Martha A. Wiegand
	Name:	Martha A. Wiegand
	Its:	General Counsel